REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of February 23, 2004, by and among Aksys, Ltd., a Delaware corporation ("AKSYS"), Durus Life Sciences Master Fund Ltd., a Cayman Islands company (the "MASTER FUND"), and Artal Long Biotech Portfolio LLC, a Delaware limited liability company ("ARTAL"), with respect to the shares of common stock of Aksys, par value $0.01 per share (the "COMMON STOCK"), warrants to purchase Common Stock (the "WARRANTS") and Common Stock for which the Warrants are exercisable in each case owned by the Stockholders (as defined below) on the date hereof (collectively, the "SHARES"), the New Shares (as defined in Section 5) and any Shares or New Shares owned by Permitted Transferees (as defined in Section 13(e)) after the date hereof (together with any additional shares of capital stock of Aksys issued to any Stockholders or Permitted Transferees in respect of the Shares pursuant to any stock splits, stock dividends, distributions, mergers, recapitalizations, exchanges and similar transactions, the "REGISTRABLE SECURITIES"). Aksys, the Master Fund, and Artal are collectively referred to herein as the "PARTIES," and each is individually referred to as a "PARTY." The Master Fund and Artal are collectively referred to herein as the "Stockholders," and each is individually referred to as a "STOCKHOLDER."

        WHEREAS, the Parties are entering into a Settlement Agreement and Mutual Release (the "SETTLEMENT AGREEMENT") concurrently herewith pursuant to which the Parties are settling and releasing certain claims that they may have with respect to the Stockholders' acquisition, ownership, trading or disposition of the Shares and certain other matters prior to the date hereof; and

        WHEREAS, in order to induce the Stockholders to enter into the Settlement Agreement, Aksys has agreed to provide certain registration rights on the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

        1. FILING OF SHELF REGISTRATION. Aksys shall as promptly as practicable file with the Securities and Exchange Commission (the "SEC") a registration statement for offerings to be made on a continuous or delayed basis pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering all of the Registrable Securities other than the New Shares (the "INITIAL SHELF REGISTRATION") and shall use reasonable best efforts to cause such Initial Shelf Registration to be declared effective by the SEC under the Securities Act as promptly as practicable thereafter. The Initial Shelf Registration shall be on Form S-3, if available to Aksys, or otherwise on Form S-1 or another appropriate form permitting registration of such Registrable Securities for sale by each Stockholder and Permitted Transferee, if any, in the manner or manners reasonably designated by the Master Fund (including, without limitation, one or more underwritten offerings and broker-assisted distributions). Aksys shall not permit any securities other than the Registrable

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Securities to be included in any Shelf Registration (as defined below) filed pursuant to this Agreement without the prior written consent of the Master Fund.

        2. SELLING STOCKHOLDER INFORMATION. Each Stockholder and Permitted Transferee, if any, shall furnish to Aksys in writing, promptly after receipt of a request therefor, such information as Aksys, after conferring with counsel with regard to information relating to such person that would be required by the SEC to be included in such Shelf Registration or prospectus included therein, may reasonably request for inclusion in the Shelf Registration or prospectus included therein.

        3. EFFECTIVENESS OF SHELF REGISTRATION. Aksys shall use reasonable best efforts to keep the Shelf Registration continuously effective under the Securities Act until the date that is two years from the date the Initial Shelf Registration is declared effective (such period of time as it may be extended hereunder, the "EFFECTIVENESS PERIOD"); PROVIDED that the Effectiveness Period shall terminate in all circumstances when each Stockholder and Permitted Transferee can freely resell its Registrable Securities in accordance with the provisions set forth in Rule 144(k) promulgated under the Securities Act. Notwithstanding anything to the contrary herein, the duration of the Effectiveness Period shall be extended (i) for the number of days therein that the Initial Shelf Registration or a Subsequent Shelf Registration, if any, is not effective prior to the termination of the Effectiveness Period, and (ii) for 180 days, if prior to the termination of the Effectiveness Period Aksys experiences a material adverse event related to the Food and Drug Administration (or any other governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of the medical products sold by Aksys or any of its subsidiaries or affiliates), including, without limitation, a material adverse event related to any product recall, safety alert, consent decree, revocation of any product authorization or approval, or the commencement of any investigation, inquiry or other regulatory proceeding concerning any of the foregoing. Each of the Master Fund and Artal individually agrees that it will not own in excess of 14.9% of the then-outstanding Common Stock (other than New Shares) upon the expiration of the Effectiveness Period (including any extensions hereunder).

        4. SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period, Aksys shall (i) use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof within 30 days of such cessation of effectiveness (including amending such Shelf Registration in a manner designed to obtain the prompt withdrawal of such order), and (ii) if such order is not withdrawn within 30 days of such cessation of effectiveness, file with the SEC an additional Shelf Registration pursuant to Rule 415 covering all of the Registrable Securities not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed with the SEC, Aksys shall use reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective by the SEC as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for the duration of the Effectiveness Period. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration, any Subsequent Shelf Registrations and the New Share Shelf Registrations, unless the context otherwise requires.




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        5.      NEW SHARES REGISTRATION. Notwithstanding anything to the
contrary herein, as promptly as practicable after "NEW SHARES" (as defined in the Settlement Agreement) are issued, Aksys shall file an additional Shelf Registration (the "INITIAL NEW SHARE SHELF REGISTRATION") covering all New Shares. In the event the Initial New Share Shelf Registration or any Subsequent New Share Shelf Registration ceases to be effective for any reason at any time during the New Share Shelf Effectiveness Period (as defined below), Aksys shall
(i) use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof within 30 days of such cessation of effectiveness (including amending such New Share Shelf Registration in a manner designed to obtain the prompt withdrawal of such order), and (ii) if such order is not withdrawn within 30 days of such cessation of effectiveness, file with the SEC an additional New Share Shelf Registration pursuant to Rule 415 covering all of the Registrable Securities not sold under the Initial New Share Shelf Registration or an earlier Subsequent New Share Shelf Registration (a "SUBSEQUENT NEW SHARE SHELF REGISTRATION", and together with the Initial New Share Shelf Registration, the "NEW SHARE SHELF REGISTRATIONS"). If a Subsequent New Share Shelf Registration is filed with the SEC, Aksys shall use reasonable best efforts to cause the Subsequent New Share Shelf Registration to be declared effective by the SEC as soon as practicable after such filing and to keep such Subsequent New Share Shelf Registration continuously effective for the duration of the New Share Effectiveness Period. The terms and conditions of the New Share Shelf Registrations shall be as set forth herein with respect to a Shelf Registration; PROVIDED, HOWEVER, that (i) New Shares (together with any additional shares of capital stock of Aksys issued in respect of the New Shares pursuant to any stock splits, stock dividends, distributions, mergers, recapitalizations, exchanges and similar transactions) shall be the only Registrable Securities to be included in the New Share Shelf Registrations, (ii) the effectiveness period with respect to the New Share Shelf Registrations shall be one year, subject to extensions as set forth herein (the "NEW SHARE SHELF EFFECTIVENESS PERIOD"), (iii) expenses with respect to the New Share Shelf Registrations shall be paid as provided in Section 9(b); and (iv) the limitation set forth in the second sentence of Section 13(a) shall not be applicable to the New Share Shelf Registrations.

        6. LIMITATION ON UNDERWRITTEN OFFERINGS AND PROSPECTUS SUPPLEMENTS. Notwithstanding anything to the contrary herein, Aksys shall not be required to effect an underwritten offering with respect to Registrable Securities unless the aggregate number of Registrable Securities offered thereby is at least 2,000,000 (subject to appropriate adjustment in the event of any stock splits, stock dividends, distributions, mergers, recapitalizations, exchanges and similar transactions).

        7. BLACKOUT PERIOD. Notwithstanding anything to the contrary herein, upon advance written notice provided as promptly as is reasonably practicable to the Stockholders and Permitted Transferees, if any, Aksys may suspend the use of a Shelf Registration or the prospectus included therein for a period of time not to exceed 75 days in any twelve month period if the failure to do so would require the disclosure of material, non-public information the disclosure of which at such time, in the good faith opinion of Aksys' Board of Directors, would be materially detrimental to Aksys. In the event of any such blackout period, (i) Aksys shall promptly notify the Stockholders and Permitted Transferees, if any, in writing when such blackout period has been terminated, and (ii) the duration of the Effectiveness Period and/or the New Share Shelf Effectiveness Period, as applicable, shall be extended for the number of days of such blackout period.



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        8.      REGISTRATION PROCEDURES. In connection with its obligations hereunder, Aksys shall:

                (a) furnish, without charge, to each Stockholder, Permitted Transferee and underwriter, if any, such number of copies of each Shelf Registration, each amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus and prospectus supplement thereto) in conformity with the requirements of the Securities Act, and such other documents as any such person may reasonably request in order to facilitate the disposition of the Registrable Securities (Aksys hereby consenting to the use in accordance with applicable law of each such Shelf Registration (and each amendment and supplement thereto) and each such prospectus (and each preliminary prospectus and prospectus supplement thereto) by such persons in connection with the offering and sale of the Registrable Securities);

                (b) provide each Stockholder, Permitted Transferee and underwriter, if any, a reasonable opportunity to review and provide comments with respect to the "Plan of Distribution" of each Shelf Registration (and each amendment and supplement thereto) and any information regarding such person to be included in such Shelf Registration (and each amendment and supplement thereto);

                (c) promptly as is practicable register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions as each Stockholder, Permitted Transferee or underwriter, if any, may reasonably request and keep such registration or qualification in effect in each such jurisdiction for the duration of the Effectiveness Period, and do any and all other acts and things that may reasonably be necessary or advisable to enable each Stockholder and Permitted Transferee, if any, to consummate the disposition in such jurisdictions of the Registrable Securities; PROVIDED, HOWEVER, that Aksys shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                (d) use reasonable best efforts to obtain all other approvals, consents, exemptions and authorizations applicable to Aksys from such governmental and regulatory agencies and authorities as may be required or otherwise customary in connection with the transactions contemplated by this Agreement;

                (e) promptly notify each Stockholder and Permitted Transferee, if any, their respective counsel and each underwriter, if any: (i) when each Shelf Registration, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment thereto has been filed and, with respect to the Shelf Registration or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to a Shelf Registration or the prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Shelf Registration or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by Aksys of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact or the happening of any event of which Aksys becomes aware that results in any Shelf Registration or the prospectus included therein containing an untrue




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statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, (vi) if at any time the representations and warranties made by Aksys herein or in connection with any Shelf Registration cease to be true and correct in all material respects, and (vii) of Aksys' determination that a post-effective amendment to a Shelf Registration would be appropriate or that there exist circumstances not yet disclosed to the public that make further sales under such Shelf Registration inadvisable pending such disclosure and post-effective amendment. If the notification relates to an event described in any of the clauses (ii) through (iv) of this subsection, Aksys shall promptly provide each Stockholder and Permitted Transferee, if any, their respective counsel and each underwriter, if any, with a written copy thereof and of any response thereto. If the notification relates to an event described in any of the clauses (ii) through (vii) of this subsection, subject to Aksys' blackout rights under
Section 7, Aksys shall promptly prepare and file a supplement or post-effective amendment to such Shelf Registration or related prospectus or any document incorporated therein by reference and any other required document so that (1) such Shelf Registration shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each Stockholder, Permitted Transferee and underwriter, if any, a reasonable number of copies of such prospectus so supplemented or amended). If the notification relates to an event described in clause (iii) of this subsection, Aksys shall use reasonable best efforts to prevent the entry of such stop order. The Parties understand and agree that, except as specifically set forth herein, without the prior consent of a Stockholder or Permitted Transferee, Aksys shall not, directly or indirectly, provide such person with material non-public information relating to Aksys unless the failure to include such information in a Shelf Registration would result in such Shelf Registration containing any untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                (f) make available for inspection by each Stockholder, Permitted Transferee and underwriter, if any, and any attorney, accountant or other agent retained by any such person (each, an "INSPECTOR"), all financial and other records, pertinent corporate documents and properties of Aksys and any subsidiaries thereof as may be in existence at such time (collectively, the "RECORDS") as shall be reasonably necessary to enable such person to exercise its due diligence responsibilities and to conduct a reasonable investigation within the meaning of the Securities Act, and cause Aksys' and any subsidiaries' officers, directors, employees and independent public accountants to supply all information reasonably requested by any such Inspector in connection with such Shelf Registration. Each Stockholder and Permitted Transferee, if any, acknowledges that, if in possession of material non-public information with respect to Aksys, it may be restricted from purchasing or selling securities of Aksys. Each Stockholder and Permitted Transferee, if any, agrees that it will, upon learning that disclosure of confidential Records is sought from it in a court of competent jurisdiction, use reasonable best efforts to give notice to Aksys in order to allow Aksys, at its expense, to undertake appropriate action to prevent disclosure of such confidential Records;

                (g) obtain an opinion from Aksys' counsel and a "cold comfort" letter from Aksys' independent public accountants who have certified Aksys' financial statements included or incorporated by reference in such Shelf Registration, in each case dated the effective date of such Shelf Registration (and if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement), together with any updates thereto, in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the Master Fund, Artal and each underwriter, if any, and furnish to each Stockholder, Permitted Transferee and underwriter, if any, participating in the offering a copy of such opinion and letter addressed to each such Stockholder and Permitted Transferee, if any (in the case of the opinion) and underwriter (in the case of the opinion and the "cold comfort" letter);

                (h) maintain a CUSIP number for all Registrable Securities and cause to be maintained a transfer agent and registrar for all such Registrable Securities not later than the effectiveness of such Shelf Registration;

                (i) use reasonable best efforts to comply with all applicable rules, regulations and instructions of the SEC and any other governmental agency or authority having jurisdiction over the offering;

                (j) use reasonable best efforts to cause all Registrable Securities to be listed on each national securities exchange (including Nasdaq) on which the Common Stock is then listed;

                (k) keep each Stockholder, Permitted Transferee and underwriter, if any, advised as to the initiation and progress of any registration hereunder;

                (l) enter into and perform customary agreements (including, if applicable, underwriting agreements and distribution agreements in customary form) and provide officers' certificates and other customary closing documents;

                (m) cooperate, and shall cause its management to cooperate, in good faith with each Stockholder, Permitted Transferee and underwriter, if any, and their respective counsel in connection with any filings required to be made with the National Association of Security Dealers, Inc. or The Nasdaq Stock Market, Inc., and participate, and shall cause its management to participate, in good faith in any road shows, management presentations and similar selling efforts reasonably requested by the Master Fund and/or its Permitted Transferees, if any, in connection with any offerings of Registrable Securities and shall make reasonably available its senior management and otherwise provide reasonable assistance to each Stockholder, Permitted Transferee and underwriter, if any, in any road shows, management presentations and other marketing efforts in connection with any offerings of Registrable Securities; PROVIDED that the Parties agree to cooperate in good faith with the objective of minimizing the interference with such persons' obligation to manage the affairs and operations of Aksys' business caused by such selling efforts;




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                (n)     furnish to the Master Fund and the sole or lead managing
underwriter, if any, without charge, at least one manually signed copy of each Shelf Registration and each amendment thereto, if any, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference) (which copies of such documents incorporated by reference and exhibits need not be manually signed);

                (o) cooperate with each Stockholder, Permitted Transferee and underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with an underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of (as applicable) each Stockholder and Permitted Transferee, if any, delivered at least three business days prior to any sale of Registrable Securities; and

                (p) subject to Aksys' blackout rights under Section 7, as promptly as is reasonably practicable, supplement or amend, as appropriate, any Shelf Registration, including any prospectus included therein, (i) if required by the rules, regulations or instructions applicable to the form used for such Shelf Registration and prospectus, (ii) if required by the Securities Act, or
(iii) if requested by any Stockholder, Permitted Transferee or underwriter, if any, with respect to the information included (or not included) therein regarding such person or the intended method of distribution and as is appropriate in the reasonable judgment of Aksys and its counsel, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering or of the Registrable Securities to be sold in such offering; and in connection therewith shall make all required filings of such supplements and amendments as soon as practicable; and

                (q) use its reasonable best efforts to take all other steps reasonably necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

        9. REGISTRATION EXPENSES. (a) With respect to any Shelf Registration other than any New Share Shelf Registrations, Aksys shall pay all registration expenses up to $500,000, after which all registration expenses shall be paid by the Stockholders and Permitted Transferees participating in such Shelf Registration (pro rata among such Stockholders and Permitted Transferees based on the number of Registrable Securities of each such person included therein); PROVIDED, HOWEVER, that (i) each Stockholder and Permitted Transferee participating in such Shelf Registration shall be responsible for the fees and expenses of its own counsel in connection with such Shelf Registration,
(ii) the Stockholders and Permitted Transferees participating in such Shelf Registration shall be responsible for all underwriting discounts and commissions in connection therewith and (iii) any underwriters, brokers, dealers, placement agents or similar Persons participating in any offering shall bear all customary costs, fees and expenses associated with their involvement in the offering.

                (b) With respect to any New Share Shelf Registrations, Aksys shall pay all registration expenses; PROVIDED, HOWEVER, that (i) each Stockholder and Permitted Transferee participating in such New Share Shelf




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Registration shall be responsible for the fees and expenses of its own counsel in connection with such New Share Shelf Registrations, (ii) the Stockholders and Permitted Transferees participating in such New Share Shelf Registrations shall be responsible for all underwriting discounts and commissions in connection therewith and (iii) any underwriters, brokers, dealers, placement agents or similar Persons participating in any offering shall bear all customary costs, fees and expenses associated with their involvement in the offering.

        10. UNDERWRITER SELECTION. Any underwriters and broker-dealers entering into underwriting or distribution agreements in connection with any Shelf Registration or sale, transfer or other distribution in connection therewith may be selected only by the Master Fund (subject to approval by Aksys, which shall not be unreasonably withheld). Aksys agrees that it shall enter into such underwriting or distribution agreements, provided the terms of such agreement(s) are reasonable.

        11.     INDEMNIFICATION.

                (a) INDEMNIFICATION BY AKSYS. Aksys shall indemnify and hold harmless each Stockholder and Permitted Transferee, if any, each person who controls such Stockholder or Permitted Transferee (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and the officers, directors, members and partners of each such person from and against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Shelf Registration, prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses result solely or primarily from information relating to (as applicable) such Stockholder or Permitted Transferee and furnished in writing to Aksys by (as applicable) such Stockholder or Permitted Transferee or its respective counsel expressly for use therein. Aksys also shall indemnify any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
Act) and their respective officers, directors, members, partners, agents and employees to the same extent as provided above with respect to the indemnification of the Stockholders and Permitted Transferees, if any.

                (b) INDEMNIFICATION BY THE SELLING STOCKHOLDERS. Each selling Stockholder and Permitted Transferee, if any, shall indemnify and hold harmless Aksys and the directors and officers of Aksys from and against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Shelf Registration, prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were




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made, not misleading to the extent, but only to the extent, that such Losses resulted solely or primarily from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by (as applicable) such selling Stockholder or Permitted Transferee to Aksys expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any Stockholder or Permitted Transferee be greater in amount than the dollar amount of the proceeds (net of payment of expenses) received by such person upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party or parties from which such indemnification is sought (the "Indemnifying Party" or "Indemnifying Parties," as applicable) in writing; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

        The Indemnifying Party shall have the right, exercisable by providing written notice to an Indemnified Party, to assume, at its expense, the defense of any such proceeding; PROVIDED, HOWEVER, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party has agreed to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one appropriate local counsel in each required jurisdiction) at any time for such Indemnified Party).

        No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and




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against any and all Losses by reason of such settlement or judgment. The
Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

                (d) CONTRIBUTION. If the indemnification provided for in this Section 11 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this
Section 11 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 11, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 11(a) or 11(b) was available to such Party.

        The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by another method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11(d), no Stockholder or Permitted Transferee shall be required to contribute in excess of (i) the dollar amount of the proceeds (net of payment of expenses) received by such person upon the sale of the Registrable Securities giving rise to such contribution obligation over (ii) the aggregate amount of damages that such person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission giving rise to such contribution obligation in the action or series of related actions for which contribution is sought. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        The indemnity and contribution agreements contained in this Section 11 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

                (e) SURVIVAL OF INDEMNITY. The indemnification provided by this Section 11 shall be a continuing right to indemnification and shall survive the registration and sale of any securities hereunder and the expiration or termination of this Agreement.

        12. REPRESENTATIONS AND WARRANTIES. Each of the Parties hereby represents and warrants to the others as follows:

                (a) The execution, delivery and performance of this Agreement by such Party, if a legal entity, have been duly authorized by all requisite corporate action (or equivalent company or partnership action) and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws (or equivalent organizational documents) of such Party or any provision of any indenture, agreement or other instrument to which such Party or any of its properties or assets are bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Party.

                (b) This Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally, (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law), and (iii) any applicable law prohibiting indemnification for securities law violations.

        13.     GENERAL.

                (a) NO INCONSISTENT AGREEMENTS OR ACTIONS. Aksys agrees that it shall not hereafter enter into any agreement or take any action that conflicts with the rights granted to the Stockholders and Permitted Transferees, if any, in this Agreement; PROVIDED, HOWEVER, that nothing herein shall prevent or limit Aksys' ability to effect the registration of its capital stock relating to any employee benefit plan on Form S-8 (or any substitute form that may be adopted by the SEC). Notwithstanding the foregoing, Aksys shall not effect the registration of any shares of its capital stock other than Registrable Securities at any time during the first year of the Effectiveness Period without the prior written consent of the Master Fund, and after the first year of the Effectiveness Period, Aksys may effect the registration of any shares of its capital stock without such consent. In the event of any registration by Aksys of any shares of its capital stock other than Registrable Securities at any time during the Effectiveness Period, including a registration as set forth in the previous sentence, the duration of the Effectiveness Period shall be extended for 180 days for each such registration.

                (b) LOCKUP. To the extent timely requested by an underwriter or broker-dealer in an offering pursuant to a Shelf Registration, Aksys agrees not to effect any offer, sale or other distribution of any of its capital stock, including any private placement, or to pledge, contract or otherwise obligate itself to do so, during the period beginning 30 days before and ending the number of days reasonably requested by such underwriter or broker-dealer (but not to exceed 180 days) after such offering (except as part of such offering, if permitted, or pursuant to one or more registration statements relating to any employee benefit plan on Form S-8 (or any substitute form that may be adopted by the SEC).

                (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified, supplemented or terminated without the written consent of Aksys, Artal and the Master Fund; PROVIDED that Artal's written consent is not required with respect to provisions relating to the New Share Shelf Registration. Waivers or consents to departures from the provisions hereof may not be given except by a written instrument signed by the Party charged with the waiver or consent to departure. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and a written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any other act than that specifically waived.

                (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, recognized courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, in each case with any postage prepaid and addressed to the applicable Party at the address set forth below or such other address as may hereafter be designated in writing by such Party in accordance with the provisions of this Section:

                If to Aksys, to:

                        Aksys, Ltd.
                        Two Marriott Drive
                        Lincolnshire, Illinois  60069
                        Attn:  General Counsel
                        Telecopy:  (847) 229-2235
                        Telephone:

                With a copy to:

                        Kirkland & Ellis LLP
                        200 East Randolph Drive
                        Chicago, Illinois  60601
                        Attn:  Keith S.  Crow, P.C.
                        Telecopy:  (312) 861-2200
                        Telephone:

                If to the Master Fund, to:

                        Durus Life Sciences Master Fund Ltd.
                        c/o International Fund Services (Ireland) Limited 3rd Floor, Bishops Square
                        Redmonds Hill
                        Dublin 2, Ireland
                        Attn:  Susan Byrne
                        Telecopy:  (011) 35-31-707-5113
                        Telephone:  (011) 35-31-707-5013

                With a copy to:

                        Schulte Roth & Zabel LLP
                        919 Third Avenue
                        New York, NY  10022
                        Attn:  Paul N.  Roth
                        Telecopy:  (212) 593-5955
                        Telephone:  (212) 756-2000

                If to Artal, to:

                        Artal Long Biotech Portfolio LLC
                        c/o Artal Alternative Treasury Management
                        19A Rue de la Croix-d'or
                        Geneva
                        Switzerland
                        Attn:  Christian Tedeschi, Managing Director

                With a copy to:

                        Shartsis, Friese & Ginsburg LLP
                        One Maritime Plaza, 18th Floor
                        San Francisco, CA  94111
                        Attn:  Carolyn Gorman, Esq.
                        Telecopy:  (415) 421-2922
                        Telephone:  (415) 421-6500

        If to any Permitted Transferee, to such address as may hereafter be designated in writing by such Permitted Transferee to the Parties hereto.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered for overnight delivery to a recognized courier guaranteeing overnight delivery; and five days (10 if to be delivered internationally) after being deposited in the mail if sent first class registered or certified mail, return receipt requested, in each case postage prepaid and properly addressed.

                (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, successors and permitted assigns (including any Permitted Transferees). The registration and other rights of the Stockholders and any Permitted Transferees hereunder shall be freely transferable by the Stockholders and any Permitted Transferees together with the underlying Registrable Securities directly or indirectly (i) to one or more of its investors, officers, directors, members, managers, partners, stockholders, subsidiaries or affiliates who would not be permitted to freely resell such shares immediately and without restriction under applicable law, (ii) to one or more persons in a broker-assisted distribution or one or more persons who would not be permitted to freely resell such shares immediately and without restriction under applicable law, or (iii) to one or more persons approved by Aksys (each such person to whom Registrable Securities have been transferred, a "Permitted Transferee"). In the event of one or more such transfers that result in the Master Fund or Artal no longer holding any Registrable Securities, unless the context otherwise requires, actions to be taken by such person hereunder may be taken by the holders of a majority of the then outstanding Registrable Securities. Notwithstanding anything to the contrary herein, in the event of one or more such transfers that result in the Master Fund no longer holding any Registrable Securities, Aksys shall not be required during any calendar year to effect more than four underwritten offerings pursuant to a Shelf Registration. Except as set forth above, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party without the written consent of the other Parties hereto. Aksys agrees that each Permitted Transferee, if any, is an intended third party beneficiary of this Agreement and is entitled to enforce any rights established hereunder with respect to such Permitted Transferee.

                (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                (g) DESCRIPTIVE HEADINGS, ETC. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to the sections and paragraphs of this Agreement unless otherwise specified; (iv) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (v) "or" is not exclusive; (vi) the word "person" when used in this Agreement shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity; and (vii) provisions apply to successive events and transactions.

                (h) SEVERABILITY. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

                (i) GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each Party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in (i) any federal court of the Southern District of New York or any state court located in New York County, State of New York, (ii) any federal court of the Northern District of Illinois or any state court in Cook County, State of Illinois, or
(iii) any federal or state court in the State of Delaware, and hereby irrevocably and unconditionally expressly submits to the exclusive personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such courts, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such courts. Each Party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, return receipt requested, postage prepaid, to the address set forth or provided for in this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

                (j) REMEDIES; SPECIFIC PERFORMANCE. The Parties hereto acknowledge that money damages would not be an adequate remedy at law if any Party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each Party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a Party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                (k) ENTIRE AGREEMENT. Together with the Settlement Agreement and the Transaction Agreements (as such term is defined in the Settlement Agreement), this Agreement is intended by the Parties hereto as a final, complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein and there are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter other than those set forth or referred to herein. Together with the Settlement Agreement and the Transaction Agreements, this Agreement supersedes all prior agreements and understandings between the Parties hereto with respect to such subject matter.

                (l) FURTHER ASSURANCES. Each Party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as another Party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the actions contemplated hereby.

                (m) CONSTRUCTION. Each Party hereby acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by each of the Parties hereto.

                                    * * * * *

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above as follows:

AKSYS, LTD.

By:    /s/ William C. Dow
       -------------------------------------
Name:  William C. Dow
       -------------------------------------
Title: President &  CEO
       -------------------------------------
Date:  2/23/04
       -------------------------------------

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above as follows:

DURUS LIFE SCIENCES MASTER FUND LTD.

By:    /s/ Leslie L. Lake
       -------------------------------------
Name:  Leslie L. Lake
       -------------------------------------
Title: Director
       -------------------------------------
Date:  2/23/04
       -------------------------------------

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above as follows:

ARTAL LONG BIOTECH PORTFOLIO LLC
By:     Artal Alternative Treasury Management
Its:    Managing Member

By:     /s/ Christian Tedeschi
        ------------------------------------
Name:   Christian Tedeschi
        ------------------------------------
Title:  Managing Director
        ------------------------------------
Date:   2/23/04
        ------------------------------------